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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF FEBRUARY 1, 1997

Name                                     Jurisdiction of Incorporation
----                                     -----------------------------


ABG Corp.                                Nevada

**Baby Superstore, Inc.                  South Carolina

Geoffrey, Inc.                           Delaware

*Kids "R" Us, Inc.                       New Jersey

*KRU - Delaware, Inc.                    Delaware

KRU, Inc.                                Delaware

*KRU - Mass, Inc.                        Delaware

*KRU - Penn, Inc.                        Delaware

MLK, Inc.                                Missouri

MMT, Inc.                                Utah

*MPM Development, Inc.                   Missouri

Toys "R" Us - Belgium, Inc.              Delaware

Toys "R" Us - Delaware, Inc.
(formerly Toys "R" Us, Inc.)             Delaware

Toys "R" Us - Del. Operations, Inc.      Delaware

Toys "R" Us Group, Inc.                  Delaware

Toys "R" Us, Inc.
(formerly Toys "R" Us -                  Delaware
Headquarters, Inc.)

Toys "R" Us - Mass, Inc.                 Massachusetts

Toys "R" Us - NY Holdings, Inc.          Delaware

Toys "R" Us - NY Limited Partnership     New York (Partnership)

Toys "R" Us - NYTEX, Inc.                New York

Toys "R" Us - Ohio, Inc.                 Delaware

Toys "R" Us - Penn, Inc.                 Pennsylvania

Toys "R" Us - Texas, Inc.                Texas

TRU (ANTS) Inc.                          Delaware

TRU Belgium Holdings II, Inc.            Delaware

TRU - Cal II, Inc.                       California

TRU Distribution, Inc.                   Delaware

TRU Foreign Sales Corporation            California

TRU Gulf Services, Inc.                  Delaware

TRU, Inc.                                Delaware

TRU - LSM Redevelopment Corporation      Missouri

TRU Mass Properties Holdings, Inc.       Delaware

TRU Mass Properties, Inc.                Delaware

TRU Netherlands Holdings I, Inc.         Delaware

TRU Netherlands Holdings II, Inc.        Delaware

TRU Ohio Properties Holdings, Inc.       Delaware

TRU Ohio Properties, Inc.                Delaware

TRU Penn Properties Holdings, Inc.       Delaware

TRU Penn Properties, Inc.                Delaware

TRU Properties Holdings, Inc.            Delaware

TRU Properties, Inc.                     Delaware

TRU Urban Renewal Corp.                  New Jersey

TRU (Vermont), Inc.                      Vermont

Toys "R" Us (Australia) Pty, Ltd.        Australia

*TRU Spielwarenhandelsgesellscaft        Austria
m.b.H.

** As of February 3, 1997




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Toys "R" Us Handelsgesellschaft          Austria
m.b.H.

TRU (Barbados), Ltd.                     Barbados

Toys "R" Us - Belgium SCA                Belgium

TRU (NRO III) Investments Ltd.           Alberta, Canada

Toys "R" Us (Canada) Ltd. (Quebec        Ontario, Canada
"Lte")

*G.G. Realty Corp., Ltd.                 Ontario, Canada

TRU (Cayman Islands) Limited             Cayman Islands

TRU (Cayman Islands) Investments LLC     Cayman Islands

Toys "R" Us A/S                          Denmark

Toys "R" Us S.A.R.L.                     France

Toys "R" Us GmbH                         Germany

Toys "R" Us Logistik GmbH                Germany

Toys "R" Us Operations GmbH              Germany

Toys "R" Us Service GmbH                 Germany

Toys "R" Us - Lifung Limited             Hong Kong

Toys "R" Us Asia Limited                 Hong Kong

TRU (HK) Limited                         Hong Kong

*Toys "R" Us S.r.l.                      Italy

Toys "R" Us - Japan, Ltd.                Japan

Toys "R" Us (Luxembourg) S.A.            Luxembourg

Toys "R" Us (Malaysia) SDN. BHN.         Malaysia

*Toys "R" Us (Mexico), S.A. de C.V.      Mexico

Toys "R" Us (Netherlands), B.V.          Netherlands

TRU (Netherlands) B.V.                   Netherlands

TRU (Netherlands) Investments B.V.       Netherlands

Toys "R" Us Portugal, Limitada           Portugal

*Toys "R" Us Puerto Rico, Inc.           Puerto Rico

TRU of Puerto Rico, Inc.                 Puerto Rico

Toys "R" Us - Singapore (Pte) Limited    Singapore

Toys "R" Us, Iberia, S.A.                Spain

Toys "R" Us Aktiebolag                   Sweden

Toys "R" Us AG                           Switzerland

TRU AG                                   Switzerland

Toys "R" Us - Lifung Taiwan Limited      Taiwan

Toys "R" Us Holdings PLC                 United Kingdom

Toys "R" Us Limited                      United Kingdom

Toys "R" Us Properties Limited           United Kingdom

TRU Toys (UK) Limited                    United Kingdom

*Kids "R" Us Limited                     United Kingdom

*Lash Tamaron Distributors Limited       United Kingdom


*inactive


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